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Exhibit 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 333-84751 of Norrell Corporation on Form S-8 of our report dated June 21, 2000 appearing in this Annual Report on Form 11-K of Norrell Corporation 401(k) Retirement Savings Plan for the year ended December 31, 1999.

DELOITTE & TOUCHE LLP
Fort Lauderdale, Florida
June 27, 2000